UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2007

RIVERVIEW BANCORP, INC.
(Exact name of registrant as specified in its charter)
Washington	000-22957	91-1838969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (360) 693-6650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

        On October 23, 2007, Riverview Bancorp, Inc. issued its earnings release for the quarter ended September 30, 2007. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

            (c)        Exhibits

            99.1     News Release of Riverview Bancorp, Inc. dated October 23, 2007.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
RIVERVIEW BANCORP, INC.

/s/Patrick Sheaffer
Date: October 23, 2007	Patrick Sheaffer
Chairman and Chief Executive Officer
(Principal Executive Officer)

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Exhibit 99.1

News Release Dated October 23, 2007

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Contacts:	Pat Sheaffer or Ron Wysaske,
Riverview Bancorp, Inc. 360-693-6650

Riverview Bancorp, Inc. Earns $2.4 Million in Fiscal Second Quarter,
Core Deposits Increase 11% and Strong Credit Quality Continues

Vancouver, WA - October 23, 2007 - Riverview Bancorp, Inc. (NASDAQ GSM: RVSB) today reported that strong core deposit growth and continued excellent credit quality contributed to fiscal second quarter 2008 earnings. For the quarter ended September 30, 2007, net income was $2.4 million, or $0.22 per diluted share, compared to the record earnings of $3.0 million, or $0.26 per diluted share, posted in the second quarter of fiscal 2007. For the first six months of fiscal 2008, net income was $5.3 million, or $0.47 per diluted share, compared to $5.6 million, or $0.49 per diluted share, in the first six months of fiscal 2007. All per share data has been adjusted to reflect the August 2006 2-for-1 stock split.

"While our second quarter profits were below last year's record setting earnings, they reflect the very strong franchise we are building in the healthy Southwestern Washington and metropolitan Portland, Oregon markets," stated Pat Sheaffer, Chairman and CEO. "Leveraging our reputation as a provider of premier customer service has helped us gather low cost deposits and utilize them to fund our healthy and growing loan portfolio."

Second Quarter Fiscal 2008 Highlights (at or for the period ended September 30, 2007, compared to September 30, 2006)

  Net income was $2.4 million, or $0.22 per diluted share.
  Asset quality remains excellent - Non-performing assets are just 0.03% of total assets.
  Core deposits increased 11%.
  Net interest margin was 4.72%.
  Riverview Asset Management Corp. increased assets under management 9.6% to $302.9 million.
  Asset management fees increased 12.7% to $513,000.

Operating Results
For the second quarter of fiscal 2008, the net interest margin was 4.72% compared to 4.83% in the previous linked quarter and 4.97% in the second fiscal quarter a year ago. For the first six months of fiscal 2008, the net interest margin was 4.78% compared to 5.10% in the first half of fiscal 2007. "The yield curve remained a challenge for us as well as the entire banking industry. We expect improved spreads in light of the recent Federal Reserve rate cut, and anticipate our margin will stabilize or improve as we see the effect of our interest bearing deposits re-price," said Ron Wysaske, President and COO.

Reflecting the impact of the increase in funding costs, net interest income in the second fiscal quarter of 2008 decreased to $8.7 million compared to $9.1 million in the second fiscal quarter a year ago. For the first six months of fiscal 2008, net interest income was $17.5 million, compared to $18.1 million in the first six months of fiscal 2007. Non-interest income was down slightly to $2.2 million for the quarter, compared to $2.3 million a year ago, primarily due to lower mortgage broker loan fees that are included in fees and service charges. However, for the first six months of fiscal 2008, non-interest income increased 3% to $4.5 million compared to $4.4 million for the first six months a year ago, largely due to fee income from Riverview Asset Management Corp., which increased 19% to $1.1 million during the first half of fiscal 2008.

Non-interest expenses were $6.8 million in the second quarter of fiscal 2008, unchanged from the previous linked quarter and an increase from $6.3 million in the second quarter of fiscal 2007. The efficiency ratio was 62.61% for the second quarter, compared to 54.93% in the second quarter a year ago and 61.76% for the first six months of fiscal 2008, compared to 57.84% for the same period a year ago. "We have increased our infrastructure to accommodate expanding our franchise in Southwest Washington and into Oregon in the last six months," said Wysaske. "We expect our efficiency ratio to return to more normalized levels in the second half of the year."

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Riverview Bancorp, Inc 2Q08 Earnings
October 23, 2007

Riverview's return on average assets was 1.19% for the second quarter and 1.29% year-to-date, compared to 1.45% and 1.41% for the respective periods last year. Return on average equity was 9.98% for the quarter and 10.58% for the first six months of fiscal 2008, compared to 12.22% and 11.70%, respectively, for the same periods last year.

Balance Sheet Growth
"In spite of a very competitive market for deposits, we have been successful at growing core deposits to fund our loan growth," Wysaske said. "Non-interest checking balances represent 13% of total deposits and interest checking balances represent 20% of total deposits." Total deposits were $660 million at the end of September 2007 compared to $640 million at the end of September 2006. Core deposits, defined as all deposits excluding certificates of deposit, increased 11% over the past year to $480 million, and represent 73% of total deposits. The following table breaks out deposits by category:
					At the year
	At the six months ended September 30,				ended March 31,
	2007		2006		2007
	(Dollars in thousands)
DEPOSIT DATA
Interest checking	$ 132,340	20.06%	$ 153,631	23.99%	$ 144,451	21.71%
Regular savings	27,408	4.15%	32,896	5.14%	29,472	4.43%
Money market deposit accounts	235,091	35.63%	145,612	22.74%	205,007	30.81%
Non-interest checking	85,492	12.96%	101,852	15.90%	86,601	13.01%
Certificates of deposit	179,454	27.20%	206,413	32.23%	199,874	30.04%
Total deposits	$ 659,785	100.00%	$ 640,404	100.00%	$ 665,405	100.00%

Total assets were $821 million at the end of September 2007, compared to $844 million a year ago.

"During the current quarter we saw our loan growth improve," Wysaske said. "Growth in the loan portfolio will drive revenue growth." Net loans at September 30, 2007 grew 3.6% over the linked June 2007 quarter end. "As our loan portfolio grows, our goal is to keep it well-diversified and maintain our excellent credit quality. Loan growth and excellent credit quality should drive revenue growth going forward," stated Wysaske. Net loans were $687 million at September 30, 2007, compared to $691 million a year ago. Commercial and construction loans account for 89% of the total loan portfolio, similar to last year. The following table breaks out loans by category:
	At the quarter		At the quarter
	ended September 30,		ended September 30,
	2007		2006
	(Dollars in thousands)
LOAN DATA (1)
Commercial and construction
Commercial	$ 90,515	13.00%	$ 95,689	13.69%
Other real estate mortgage	367,380	52.75%	360,756	51.62%
Real estate construction	162,429	23.32%	166,233	23.78%
Total commercial and construction	620,324	89.07%	622,678	89.09%
Consumer
Real estate one-to-four family	71,725	10.30%	72,319	10.35%
Other installment	4,432	0.63%	3,916	0.56%
Total consumer	76,157	10.93%	76,235	10.91%

Total loans	$ 696,481	100.00%	$ 698,913	100.00%

(1) Certain prior period loan balances have been reclassified to conform to management's current year presentation.

Shareholders' Equity
Shareholders' equity was $92.6 million, compared to $95.8 million a year ago. Book value per share improved to $8.42 at the end of September 2007, compared to $8.28 a year earlier, and tangible book value per share improved to $6.01 at

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Riverview Bancorp, Inc 2Q08 Earnings
October 23, 2007

quarter-end, compared to $5.97 a year ago. During fiscal 2008, 775,000 shares have been purchased on the open market under the announced Repurchase Plans. Under the current Repurchase Plan announced June 21, 2007, there are 225,000 shares remaining to be purchased. Riverview remains a well-capitalized institution.

Credit Quality and Performance Measures
"Our lending team has done an excellent job at maintaining loan quality," noted Wysaske. "We continue to keep a watchful eye on industry and regional trends and closely monitor credit risk." Riverview has no sub-prime residential real estate loans in portfolio. Non-performing assets were $206,000, or 0.03% of total assets, at September 30, 2007, compared to $1.7 million, or 0.20% of total assets, at September 30, 2006. The allowance for loan losses, including unfunded loan commitments of $422,000, was $9.5 million, or 1.36% of net loans at quarter-end, compared to $8.6 million, or 1.24% of net loans, a year ago.

Conference Call
The management team of Riverview Bancorp, Inc. will host a conference call on Wednesday, October 24, at 8:00 a.m. PDT, to discuss the second quarter results. The conference call can be accessed live by telephone at 303-262-2211. To listen to the call online go the "About Riverview" page of Riverview's website at www.riverviewbank.com.

About the Company
Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington - just north of Portland, Oregon on the I-5 corridor. With assets of $821 million, it is the parent company of the 84 year-old Riverview Community Bank, as well as Riverview Mortgage and Riverview Asset Management Corp. There are 18 branches, including ten in fast growing Clark County, three in the Portland metropolitan area and three lending centers. The Bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers.

Statements concerning future performance, developments or events, concerning expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These factors include but are not limited to: RVSB's ability to acquire shares according to internal repurchase guidelines, regional economic conditions and the company's ability to efficiently manage expenses. Additional factors that could cause actual results to differ materially are disclosed in Riverview Bancorp's recent filings with the SEC, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

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Riverview Bancorp, Inc 2Q08 Earnings
October 23, 2007

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
Consolidated Balance Sheets
September 30, 2007, March 31, 2007 and September 30, 2006
	September 30,	March 31,	September 30,
(In thousands, except share data) (Unaudited)	2007	2007	2006
ASSETS

Cash (including interest-earning accounts of $15,271, $7,818
and $15,198)	$ 36,877	$ 31,423	$ 43,453
Loans held for sale	604	-	197
Investment securities available for sale, at fair value
(amortized cost of $8,735, $19,258 and $23,017)	8,761	19,267	22,963
Mortgage-backed securities held to maturity, at amortized
cost (fair value of $1,039, $1,243 and $1,495)	1,027	1,232	1,477
Mortgage-backed securities available for sale, at fair value
(amortized cost of $6,043, $6,778 and $7,608)	5,943	6,640	7,404
Loans receivable (net of allowance for loan losses of $9,062,
$8,653 and $8,263)	687,419	682,951	690,650
Real estate and other pers. property owned	74	-	-
Prepaid expenses and other assets	2,957	1,905	2,021
Accrued interest receivable	3,850	3,822	4,117
Federal Home Loan Bank stock, at cost	7,350	7,350	7,350
Premises and equipment, net	21,336	21,402	21,011
Deferred income taxes, net	4,089	4,108	3,716
Mortgage servicing rights, net	332	351	368
Goodwill	25,572	25,572	25,572
Core deposit intangible, net	630	711	799
Bank owned life insurance	13,893	13,614	13,349
TOTAL ASSETS	$ 820,714	$ 820,348	$ 844,447

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
Deposit accounts	$ 659,785	$ 665,405	$ 640,404
Accrued expenses and other liabilities	8,982	9,349	7,921
Advance payments by borrowers for taxes and insurance	376	397	377
Federal Home Loan Bank advances	33,600	35,050	90,000
Junior subordinated debentures	22,681	7,217	7,217
Capital lease obligation	2,704	2,721	2,737
Total liabilities	728,128	720,139	748,656

SHAREHOLDERS' EQUITY:
Serial preferred stock, $.01 par value; 250,000 authorized,
issued and outstanding, none	-	-	-
Common stock, $.01 par value; 50,000,000 authorized,
September 30, 2007- 10,996,650 issued, 10,996,650 outstanding;	110	117	116
March 31, 2007 - 11,707,980 issued, 11,707,980 outstanding;
September 30, 2006- 11,575,480 issued, 11,575,472 outstanding;
Additional paid-in capital	47,953	58,438	57,794
Retained earnings	45,629	42,848	39,134
Unearned shares issued to employee stock ownership trust	(1,057)	(1,108)	(1,083)
Accumulated other comprehensive loss	(49)	(86)	(170)
Total shareholders' equity	92,586	100,209	95,791

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 820,714	$ 820,348	$ 844,447

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Riverview Bancorp, Inc 2Q08 Earnings
October 23, 2007

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
FINANCIAL HIGHLIGHTS
(Unaudited)

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
Consolidated Statements of Income for the Three and Six Months	Three Months Ended		Six Months Ended
Ended September 30, 2007 and 2006	September 30,		September 30,
(In thousands, except share data) (Unaudited)	2007	2006	2007	2006
INTEREST INCOME:
Interest and fees on loans receivable	$ 14,631	$ 14,834	$ 29,511	$ 28,603
Interest on investment securities-taxable	140	221	312	442
Interest on investment securities-non taxable	38	42	76	84
Interest on mortgage-backed securities	85	109	176	223
Other interest and dividends	420	96	663	148
Total interest income	15,314	15,302	30,738	29,500

INTEREST EXPENSE:
Interest on deposits	6,033	4,908	12,223	9,130
Interest on borrowings	587	1,267	993	2,230
Total interest expense	6,620	6,175	13,216	11,360
Net interest income	8,694	9,127	17,522	18,140
Less provision for loan losses	400	600	450	950

Net interest income after provision for loan losses	8,294	8,527	17,072	17,190

NON-INTEREST INCOME:
Fees and service charges	1,382	1,449	2,809	2,780
Asset management fees	513	455	1,061	891
Gain on sale of loans held for sale	92	111	183	183
Loan servicing income	27	36	66	81
Gain on sale of credit card portfolio	-	66	-	133
Bank owned life insurance income	140	129	279	257
Other	62	45	120	81
Total non-interest income	2,216	2,291	4,518	4,406

NON-INTEREST EXPENSE:
Salaries and employee benefits	3,908	3,532	7,876	7,367
Occupancy and depreciation	1,244	1,135	2,546	2,209
Data processing	208	222	376	557
Amortization of core deposit intangible	38	46	80	96
Advertising and marketing expense	370	356	652	658
FDIC insurance premium	19	13	38	37
State and local taxes	178	133	349	288
Telecommunications	92	101	196	213
Professional fees	172	198	395	376
Other	602	536	1,104	1,240
Total non-interest expense	6,831	6,272	13,612	13,041

INCOME BEFORE INCOME TAXES	3,679	4,546	7,978	8,555
PROVISION FOR INCOME TAXES	1,249	1,573	2,709	2,951
NET INCOME	$ 2,430	$ 2,973	$ 5,269	$ 5,604

Earnings per common share:
Basic	$ 0.22	$ 0.26	$ 0.47	$ 0.50
Diluted	0.22	0.26	0.47	0.49
Weighted average number of shares outstanding:
Basic	10,904,464	11,302,927	11,146,813	11,289,143
Diluted	11,026,598	11,473,750	11,275,562	11,463,125

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Riverview Bancorp, Inc 2Q08 Earnings
October 23, 2007

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
FINANCIAL HIGHLIGHTS

	At or for the six months ended September 30,				At or for the year ended March 31,
	2007		2006		2007
FINANCIAL CONDITION DATA	(Dollars in thousands)
Average interest-earning assets	$ 732,999		$ 711,372		$ 731,089
Average interest-bearing liabilities	621,295		592,679		614,546
Net average earning assets	111,704		118,693		116,543
Non-performing assets	206		1,704		226
Non-performing loans	132		1,704		226
Allowance for loan losses	9,062		8,263		8,653
Allowance for loan losses and unfunded loan
commitments	9,484		8,648		9,033
Average interest-earning assets to average
interest-bearing liabilities	117.98%		120.03%		118.96%
Allowance for loan losses to
non-performing loans	6,865.15%		484.92%		3,828.76%
Allowance for loan losses to net loans	1.30%		1.18%		1.25%
Allowance for loan losses and
unfunded loan commitments to net loans	1.36%		1.24%		1.31%
Non-performing loans to total net loans	0.02%		0.24%		0.03%
Non-performing assets to total assets	0.03%		0.20%		0.03%
Shareholders' equity to assets	11.28%		11.34%		12.22%
Number of banking facilities	19		18		19

LOAN DATA (1)
Commercial and construction
Commercial	$ 90,515	13.00%	$ 95,689	13.69%	$ 91,174	13.18%
Other real estate mortgage	367,380	52.75%	360,756	51.62%	360,930	52.19%
Real estate construction	162,429	23.32%	166,233	23.78%	166,073	24.01%
Total commercial and construction	620,324	89.07%	622,678	89.09%	618,177	89.38%
Consumer
Real estate one-to-four family	71,725	10.30%	72,319	10.35%	69,808	10.10%
Other installment	4,432	0.63%	3,916	0.56%	3,619	0.52%
Total consumer	76,157	10.93%	76,235	10.91%	73,427	10.62%

Total loans	696,481	100.00%	698,913	100.00%	691,604	100.00%

Less:
Allowance for loan losses	9,062		8,263		8,653
Loans receivable, net	$ 687,419		$ 690,650		$ 682,951

(1) Certain prior period loan balances have been reclassified to conform to management's current year presentation.

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Riverview Bancorp, Inc 2Q08 Earnings
October 23, 2007

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
FINANCIAL HIGHLIGHTS
(Unaudited)

COMPOSITION OF COMMERCIAL AND CONSTRUCTION LOAN TYPES BASED ON LOAN PURPOSE

	Commercial & Construction Total	Commercial	Other Real Estate Mortgage	Real Estate Construction
September 30, 2007	(Dollars in thousands)
Commercial	$ 90,515	$ 90,515	$ -	$ -
Commercial construction	47,829	-	-	47,829
Office buildings	77,126	-	77,126	-
Warehouse/industrial	34,892	-	34,892	-
Retail/shopping centers/strip malls	66,890	-	66,890	-
Assisted living facilities	11,044	-	11,044	-
Single purpose facilities	46,248	-	46,248	-
Land	104,134	-	104,134	-
Multi-family	27,046	-	27,046	-
One-to-four family	114,600	-	-	114,600
Total	$ 620,324	$ 90,515	$ 367,380	$ 162,429

March 31, 2007	(Dollars in thousands)
Commercial	$ 91,174	$ 91,174	$ -	$ -
Commercial construction	56,226	-	-	56,226
Office buildings	62,310	-	62,310	-
Warehouse/industrial	40,238	-	40,238	-
Retail/shopping centers/strip malls	70,219	-	70,219	-
Assisted living facilities	11,381	-	11,381	-
Single purpose facilities	41,501	-	41,501	-
Land	103,240	-	103,240	-
Multi-family	32,041	-	32,041	-
One-to-four family	109,847	-	-	109,847
Total	$ 618,177	$ 91,174	$ 360,930	$ 166,073

	At the six months ended September 30,				At the year ended March 31,
	2007		2006		2007
	(Dollars in thousands)
DEPOSIT DATA
Interest checking	$ 132,340	20.06%	$ 153,631	23.99%	$ 144,451	21.71%
Regular savings	27,408	4.15%	32,896	5.14%	29,472	4.43%
Money market deposit accounts	235,091	35.63%	145,612	22.74%	205,007	30.81%
Non-interest checking	85,492	12.96%	101,852	15.90%	86,601	13.01%
Certificates of deposit	179,454	27.20%	206,413	32.23%	199,874	30.04%
Total deposits	$ 659,785	100.00%	$ 640,404	100.00%	$ 665,405	100.00%

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Riverview Bancorp, Inc 2Q08 Earnings
October 23, 2007

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
FINANCIAL HIGHLIGHTS
(Unaudited)

	At or for the three months ended September 30,		At or for the six months ended September 30,
SELECTED OPERATING DATA	2007	2006	2007	2006
	(Dollars in thousands, except share data)
Efficiency ratio (4)	62.61%	54.93%	61.76%	57.84%
Efficiency ratio net of intangible amortization	61.98%	54.31%	61.15%	57.21%
Coverage ratio (6)	127.27%	145.52%	128.72%	139.10%
Coverage ratio net of intangible amortization	127.98%	146.59%	129.49%	140.13%
Return on average assets (1)	1.19%	1.45%	1.29%	1.41%
Return on average equity (1)	9.98%	12.22%	10.58%	11.70%
Average rate earned on interest-earned assets	8.31%	8.32%	8.37%	8.28%
Average rate paid on interest-bearing liabilities	4.22%	4.01%	4.24%	3.82%
Spread (7)	4.09%	4.31%	4.13%	4.46%
Net interest margin	4.72%	4.97%	4.78%	5.10%

PER SHARE DATA
Basic earnings per share (2)	$ 0.22	$ 0.26	$ 0.47	$ 0.50
Diluted earnings per share (3)	0.22	0.26	0.47	0.49
Book value per share (5)	8.42	8.28	8.42	8.28
Tangible book value per share (5)	6.01	5.97	6.01	5.97
Market price per share:
High for the period	$ 15.73	$ 13.65	$ 16.28	$ 13.65
Low for the period	13.30	12.58	13.30	12.14
Close for period end	14.85	13.50	14.85	13.50
Cash dividends declared per share	0.110	0.100	0.220	0.195

Average number of shares outstanding:
Basic (2)	10,904,464	11,302,927	11,146,813	11,289,143
Diluted (3)	11,026,598	11,473,750	11,275,562	11,463,125

(1)	Amounts are annualized.
(2)	Amounts calculated exclude ESOP shares not committed to be released.
(3)	Amounts calculated exclude ESOP shares not committed to be released and include common stock equivalents.
(4)	Non-interest expense divided by net interest income and non-interest income.
(5)	Amounts calculated include ESOP shares not committed to be released.
(6)	Net interest income divided by non-interest expense.
(7)	Yield on interest-earning assets less cost of funds on interest bearing liabilities.

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